Exhibit 99.1

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include our estimates of Adjusted Book Value Per Share and GAAP book value per share as of March 31, 2020 and Total Portfolio Return and GAAP investment return for the first quarter of 2020. The words "will", "believe", "expect", "anticipate", "estimate", "feels", "appears", "could", "should", "experiencing", "continue", and similar expressions are also intended to identify forward- looking statements.

Statements in this document regarding White Mountains's businesses that are not historical facts are forward-looking statements that involve risks and uncertainties. For a discussion of risks and uncertainties that could cause actual results to differ from the expectations and predictions contained in the forward-looking statements, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk" in White Mountains's Annual Report on Form 10-K for the year ended December 31, 2019.

NON-GAAP FINANCIAL MEASURES

This Exhibit 99.1 includes two non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures. White Mountains believes these measures to be useful in evaluating White Mountains's financial performance.

Adjusted Common Equity, Adjusted Common Shares Outstanding and Adjusted Book Value Per Share - White Mountains

Adjusted Common Equity, Adjusted Common Shares Outstanding and Adjusted Book Value Per Share are non-GAAP financial measures. Adjusted Common Equity is derived by adjusting the GAAP book value per share numerator to (i) include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Adjusted Common Shares Outstanding is derived by adjusting the common shares outstanding to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. Adjusted Book Value Per Share (ABVPS) is the result of dividing the Adjusted Common Equity by Adjusted Common Shares Outstanding.

	Estimate Quarter Ended March 31, 2020[1]	Year Ended December 31, 2019
Book value per share numerators ($ in millions):		
GAAP common shareholders' equity	$ 3,096	$ 3,262
97% of the time value of money discount on the BAM surplus notes	(152)	(152)
97% of HG Global's unearned premium reserve	161	157
97% of HG Global's net deferred acquisition costs	(43)	(42)
Adjusted Common Equity (ABVPS numerator)	$ 3,062	$ 3,225
Book value per share denominators (in 000's):		
Common shares outstanding	3,135	3,185
Unearned restricted common shares	(27)	(19)
Adjusted Common Shares Outstanding (ABVPS denominator)	3,108	3,167
GAAP book value per share	$ 988	$ 1,024
Adjusted Book Value Per Share	$ 985	$ 1,018

[1] This estimate does not reflect any changes, up or down, to the year end marks on the time value of money discount on the BAM surplus notes, the Kudu participation contracts, or our investments in MediaAlpha, PC/DS or Elementum.

Total Portfolio Return - White Mountains Total Portfolio Return is a non-GAAP financial measure that removes from GAAP investment return the investment returns of BAM's and Kudu's invested assets, MediaAlpha, PassportCard/DavidShield, unconsolidated other operating businesses and various other adjustments. Estimate Quarter Ended March 31, 20201 GAAP investment return -4.2% Remove: BAM invested assets -2.0% Kudu invested assets -0.9% MediaAlpha -0.3% PassportCard/DavidShield -0.1% Unconsolidated other operating businesses 0.0% All other -0.1% Total Portfolio Return -7.6% 1 This estimate does not reflect any changes, up or down, to the year end marks on the Kudu participation contracts or our investments in MediaAlpha, PC/DS or Elementum.